Exhibit 10.51

Blucora Director Tax-Smart Deferral Plan

Effective January 1, 2019

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Blucora Director Tax-Smart Deferral Plan

TABLE OF CONTENTS

Page

ARTICLE 1DEFINITIONS    1
ARTICLE 2ELIGIBILITY, ENROLLMENT, AND PARTICIPATION    7
2.1 Eligibility    7
2.2 Enrollment Requirements    7
2.3 Commencement of Participation    7
ARTICLE 3DEFERRAL COMMITMENTS/VESTING/CREDITING    8
3.1 Minimum Deferrals    8
3.2 Maximum Deferral    8
3.3 Deferral of Annual Equity Grant    9
3.4 Election to Defer; Effect of Election Form    9
3.5 Withholding and Crediting of Annual Deferral Amounts    9
3.6 Vesting    9
3.7 Crediting/Debiting of Account Balances    10
ARTICLE 4IN-SERVICE SCHEDULED DISTRIBUTION    11
4.1 In-Service Scheduled Distribution    11
4.2     Other Benefits Take Precedence Over In-Service Scheduled
Distributions    12
4.3 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies    12
ARTICLE 5TERMINATION BENEFIT    12
5.1 Termination Benefit    12
5.2 Payment of Termination Benefit    13
ARTICLE 6DISABILITY WAIVER AND BENEFIT    14
6.1     Disability Benefit    14
6.2 Deferral Following Disability    14
ARTICLE 7SURVIVOR BENEFIT    14
7.1 Survivor Benefit    14

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Blucora Director Tax-Smart Deferral Plan

7.2 Payment of Survivor Benefit    14
ARTICLE 8BENEFICIARY DESIGNATION    15
8.1 Beneficiary    15
8.2 Beneficiary Designation; Change; Spousal Consent    15
8.3 Acknowledgment    15
8.4 No Beneficiary Designation    15
8.5 Doubt as to Beneficiary    15
8.6 Discharge of Obligations    15
ARTICLE 9TERMINATION, AMENDMENT OR MODIFICATION    16
9.1 Termination    16
9.2 Amendment    16
9.3 Effect of Payment    16
ARTICLE 10ADMINISTRATION    16
10.1 Committee Duties    16
10.2 Administration of the Plan    17
10.3 Administration Upon Change In Control    17
10.4 Agents    18
10.5 Binding Effect of Decisions    18
10.6 Indemnity of Committee    18
10.7 Company Information    18
10.8 Reliance Upon Information    18
ARTICLE 11OTHER BENEFITS AND AGREEMENTS    19
11.1 Coordination with Other Benefits    19
ARTICLE 12CLAIMS PROCEDURES    19
12.1 Presentation of Claim    19
12.2 Notification of Decision    19
12.3 Review of a Denied Claim    20
12.4 Decision on Review    20
12.5 Legal Action    20
ARTICLE 13TRUST    21
13.1 Establishment of the Trust    21

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Blucora Director Tax-Smart Deferral Plan

13.2 Interrelationship of the Plan and the Trust    21
13.3 Distributions From the Trust    21
13.4 Participants’ Rights under the Trust    21
ARTICLE 14MISCELLANEOUS    21
14.1 Status of Plan    21
14.2 Limitation of Rights    21
14.3 Nonalienation of Benefits    22
14.4 Unsecured General Creditor    22
14.5 Waiver    22
14.6 Company’s Liability    22
14.7 Nonassignability    22
14.8 Not a Contract of Service    23
14.9 Furnishing Information    23
14.10 Terms    23
14.11 Captions    23
14.12 Governing Law    23
14.13 Notice    23
14.14 Successors    24
14.15 Spouse's Interest    24
14.16 Validity    24
14.17 Incompetent    24
14.18 Court Order    24
14.19     Distribution in the Event of Income Inclusion Under Code Section
409A or Other Taxation    25
14.20 Insurance    25
14.21 Legal Fees To Enforce Rights After Change in Control    25

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Blucora Director Tax-Smart Deferral Plan

BLUCORA DIRECTOR TAX-SMART DEFERRAL PLAN
Effective January 1, 2019

Blucora, Inc., a Delaware corporation (the “Company”) desires to adopt this Blucora Director Tax-Smart Deferral Plan (the “Plan”), effective as of January 1, 2019 (the “Effective Date”), to provide benefits in the form of unfunded deferred compensation to Directors (as defined below).

Purpose
The purpose of the Plan is to provide specified benefits to Directors who contribute materially to the continued growth, development and future business success of the Company and its subsidiaries, if any, that are participating employers in this Plan. The provisions of this Plan shall be interpreted in accordance with the requirements of Code section 409A and the Final Treasury Regulations thereunder, it being the intent of the parties that the Plan shall be in compliance with the requirements of said Code section and said Regulations.
ARTICLE 1
Definitions
For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1
“Account Balance” shall mean, with respect to a Participant, a credit on the records of the Company equal to the balance of such Participant’s Deferral Account. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2
“Annual Deferral Amount” shall mean that portion of a Participant's Director Fees and/or Annual Equity Grant that a Participant defers in accordance with Article 3 for any one Plan Year. In the event of a Participant's Disability, death or a Separation from Service prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.3
“Annual Equity Grant” means the annual grant of Restricted Stock Units made to the Directors during each Plan Year pursuant to the Equity Incentive Plan. For the avoidance of doubt, the term “Annual Equity Grant” does not include the initial grant of Restricted Stock Units made to new Directors.

1.4
“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the Participant’s Account Balance shall be calculated as of the close of business on or around the date on which the Participant’s Benefit Distribution Date, and (ii) for remaining annual installments, the Participant’s Account Balance shall be calculated on every applicable anniversary of such Benefit Distribution Date. Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant; provided that, all installment payments made with respect a deferred Annual Equity Grant shall be made in whole Shares, rounded down to the next whole Share (other than the last installment). By way of example, if the Participant elects a ten (10) year Annual Installment Method, the first payment shall be 1/10 of the Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition. For purposes of this Plan, the right to receive a benefit payment in annual installments shall be treated as the entitlement to a single payment.

1.5
“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 8, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.6
“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes signs and returns to the Committee to designate one or more Beneficiaries.

1.7	“Benefit Distribution Date” shall mean the date upon which all or an objectively determinable portion of a Participant’s vested benefits will become eligible for distribution.

1.8	“Board” shall mean the board of directors of the Company.

1.9	“Change in Control” shall mean the occurrence of any of the following events:

(a)
an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of either (1) the number of then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) an acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (A), (B) and (C) set forth in Section 1.9(c) below;

(b)
a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(c)
the consummation of (i) a merger or consolidation of the Company with or into any other company; (ii) a sale in one transaction or a series of transactions undertaken with a common purpose of all of the Company’s outstanding voting securities; or (iii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets; excluding, however, in each case, a transaction pursuant to which:

(A)
the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, at least fifty percent (50%) of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(B)
no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, forty percent (40%) or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the transaction; and

(C)
individuals who were members of the Incumbent Board will immediately after the consummation of the transaction constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a transaction described in this Section 1.9(c), the effective date of such transaction shall be the date on which the last of such transactions is consummated.
Notwithstanding the foregoing provisions of this “Change in Control” definition, to the extent necessary to comply with Section 409A of the Code, an event shall not constitute a “Change in Control” for purposes of the Plan, unless such event also constitutes a change in the Company’s ownership, its effective control or the ownership of a substantial portion of its assets within the meaning of Section 409A of the Code.

1.10	“Claim” shall mean any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan or Election Form.

1.11	“Claimant” shall have the meaning set forth in Section 12.1 below.

1.12
“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations and other authority issued thereunder by the appropriate governmental authority. References herein to any Code section shall include references to any successor Code section or provision.

1.13	“Committee” shall mean the committee described in Article 10.

1.14	“Company” shall mean Blucora, Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.15
“Deferral Account” shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited or debited to the Participant’s Deferral Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.16	“Director” shall mean any non-Employee member of the Board.

1.17	“Director Fees” shall mean the annual fees paid by Company, including retainer fees and meetings fees, as compensation for serving on its Board.

1.18
“Disability” or “Disabled” shall mean that a Participant has incurred a Total and Permanent Disability (as such term is defined in the Equity Incentive Plan as of the Effective Date), provided that, such term meets the definition of “disability” provided for under Section 409A of the Code and the Treasury Regulations or other guidance issued thereunder.

1.19	“Disability Benefit” shall mean the benefit set forth in Article 6.

1.20	“Effective Date” shall mean January 1, 2019.

1.21	“Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.22	“Employee” shall mean a person who is an employee of any Employer.

1.23	“Employer(s)” shall be defined as follows:

(a)
Except as otherwise provided in part (b) of this Section, the term “Employer” shall mean (i) the Company; (ii) any of its subsidiaries (now in existence or hereafter formed or acquired); and/or (iii) an entity that would be aggregated and treated as a single employer with the Company under Code section 414(b) (controlled group of corporations) or Code section 414(c) (a group of trades or businesses, whether or not incorporated, under common control).

(b)	For the purpose of determining whether a Participant has experienced a Separation from Service, the term “Employer” shall mean:

(i)	The entity for which the Participant performs services and with respect to which the legally binding right to compensation deferred or contributed under this Plan arises; and

(ii)
All other entities with which the entity described above would be aggregated and treated as a single employer under Code section 414(b) (controlled group of corporations) and Code section 414(c) (a group of trades or businesses, whether or not incorporated, under common control), as applicable. In order to identify the group of entities described in the preceding sentence, the Committee shall use an ownership threshold of at least 50% as a substitute for the 80% minimum ownership threshold that appears in, and otherwise must be used when applying, the applicable provisions of (A) Code section 1563 for determining a controlled group of corporations under Code section 414(b), and (B) Treas. Reg. §1.414(c)-2 for determining the trades or businesses that are under common control under Code section 414(c).

1.24	“Entity” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

1.25	“Equity Incentive Plan” shall mean the Blucora, Inc. 2018 Long-Term Incentive Plan, as it may be amended from time to time.

1.26	“Exchange Act” shall means the United States Securities Exchange Act of 1934, as amended.

1.27	“In-Service Scheduled Distribution” shall mean the distribution set forth in Section 4.1 below.

1.28	“Insolvent” shall mean either (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor in the United States Bankruptcy Code.

1.29
“Parent Company” means a company or other entity which as a result of a Change in Control owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

1.30	“Participant” shall mean any Director who submits an executed Election Form and Beneficiary Designation Form, which are accepted by the Committee.

1.31
“Plan” shall mean the Blucora Director Tax-Smart Deferral Plan, which shall be evidenced by this instrument, as it may be amended from time to time, and by any other documents that together with this instrument define a Participant’s rights to amounts credited to his or her Account Balance.

1.32	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.33
“Related Company” means any subsidiary of the Company or any other entity that is directly or indirectly controlled by, in control of, or under common control with the Company, including, without limitation, any Employer.

1.34	“Restricted Stock Unit” shall mean a “Restricted Stock Unit” as defined in the Equity Incentive Plan.

1.35
“Separation from Service” shall mean a termination of services provided by a Participant to the Company, whether voluntarily or involuntarily, other than by reason of death or Disability, as determined by the Committee in accordance with Treas. Reg. §1.409A-1(h). In determining whether a Participant has experienced a Separation from Service, the following provisions shall apply:

(a)
For a Participant who provides services as a Director, except as otherwise provided in part (b) of this Section, a Separation from Service shall occur upon the Director’s cessation of services as a Director.

(b)
If a Participant provides services for an Employer as both an Employee and as a Director, to the extent permitted by Treas. Reg. §1.409A-1(h)(5) the services provided by such Participant as a Director shall not be taken into account in determining whether the Participant has experienced a Separation from Service as an Employee, and the services provided by such Participant as an Employee shall not be taken into account in determining whether the Participant has experienced a Separation from Service as a Director.

1.36
“Shares” shall mean the shares of common stock of the Company, par value $0.0001 per share, which the Company is authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be.

1.37
“Specified Employee” shall mean any Participant who is determined to be a “key employee” (as defined under Code section 416(i) without regard to paragraph (5) thereof) for the applicable period, as determined annually by the Committee in accordance with Treas. Reg. §1.409A-1(i). In determining whether a Participant is a Specified Employee, the following provisions shall apply:

(a)
The Committee’s identification of the individuals who fall within the definition of “key employee” under Code section 416(i) (without regard to paragraph (5) thereof) shall be based upon the 12-month period ending on each December 31st (referred to below as the “identification date”). In applying the applicable provisions of Code section 416(i) to identify such individuals, “compensation” shall be determined in accordance with Treas. Reg. §1.415(c)-2(a) without regard to (i) any safe harbor provided in Treas. Reg. §1.415(c)-2(d), (ii) any of the special timing rules provided in Treas. Reg. §1.415(c)-2(e), and (iii) any of the special rules provided in Treas. Reg. §1.415(c)-2(g); and

(b)
Each Participant who is among the individuals identified as a “key employee” in accordance with part (a) of this Section 1.37 shall be treated as a Specified Employee for purposes of this Plan if such Participant experiences a Separation from Service during the 12-month period that begins on the April 1st following the applicable identification date.

1.38	“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Change in Control.

1.39	“Survivor Benefit” shall mean the benefit set forth in Article 7.

1.40	“Termination Benefit” shall mean the benefit set forth in Article 5.

1.41	“Trust” shall mean one or more trusts established by the Company in accordance with Article 13.

1.42	“Trustee” shall mean the duly appointed and acting trustee of the Trust, and any successor thereto.

1.43
“Unforeseeable Financial Emergency” shall mean a severe financial hardship of the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent (as defined in Code section 152 without regard to paragraphs (b)(1), (b)(2) and (d)(1)(b) thereof), (b) a loss of the Participant’s property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined by the Committee based on the relevant facts and circumstances. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but an Unforeseeable Financial Emergency shall not be deemed to exist to the extent that such hardship is or may be relieved:

(a)	Through reimbursement or compensation by insurance or otherwise;

(b)	By liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship;

(c)	By cessation of deferrals under this Plan or elective contributions made by the Participant under any 401(k) plan or other deferred compensation plan;

(d)	Distributions or nontaxable loans from any other employer’s plans to the extent eligible;

(e)	Loans from commercial sources at reasonable commercial terms;

(f)	Bank or other savings accounts; or

(g)	Reasonable, periodic payment arrangements with a creditor.
By way of example, the need to send a Participant’s child to college or the desire to purchase or improve a home is not considered an Unforeseeable Financial Emergency.

1.44	“Year of Service” shall mean each year of continuous service by the Participant as a Director with the Company.
ARTICLE 2
Eligibility, Enrollment, and Participation

2.1	Eligibility. Participation in the Plan shall be limited to the Directors of the Company.

2.2
Enrollment Requirements.     As a condition to participation, each Director shall complete, execute and return to the Committee, an Election Form and a Beneficiary Designation Form, all by the deadline(s) established by the Committee in accordance with the applicable provisions of the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3
Commencement of Participation. Provided a Director has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time periods set forth in the Plan, that Director shall commence participation in the Plan on the first day of the month following the month in which the Director completes all enrollment requirements. If a Director fails to meet all such requirements within the periods required, in accordance with the provisions of the Plan, that Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

ARTICLE 3
Deferral Commitments/Vesting/Crediting

3.1	Minimum Deferrals.

(a)
Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Director Fees and the Annual Equity Grant in the following minimum amount or percentage, as applicable, for each deferral elected:

Deferral	Minimum Amount
Director Fees	$10,000 aggregate
Annual Equity Grant	20% (rounded up to the nearest whole Share)
If an election is made for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero.

(b)
Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year the minimum Annual Deferral Amount for Director Fees shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12. No deferral of the Annual Equity Grant is permitted for a Plan Year on or after the first day of such Plan Year.

3.2	Maximum Deferral.

(a)
Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Director Fees and the Annual Equity Grant in the following maximum percentages, as applicable, for each deferral elected:

Deferral	Maximum Percentage
Director Fees	100%
Annual Equity Grant	100% (rounded up to the nearest whole Share)

(b)
Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, then to the extent required by Section 3.4 and Code section 409A and related Treasury Regulations, the maximum amount of the Participant’s Director Fees that may be deferred by the Participant for the Plan Year shall be determined by applying the percentages set forth in Section 3.2(a) to the portion of such compensation attributable to services performed after the date that the Participant’s deferral election is made. No deferral of the Annual Equity Grant is permitted for a Plan Year on or after the first day of such Plan Year.

3.3
Deferral of Annual Equity Grant. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, a portion of the Annual Equity Grant to be granted during such Plan Year, in the percentages as set forth above in Section 3.1 and Section 3.2. If any portion of an Annual Equity Grant is deferred pursuant to this Plan, then notwithstanding anything to contrary in the award agreement for such Annual Equity Grant, the Shares to be delivered upon the conversion of the Restricted Stock Units underlying the portion of the Annual Equity Grant that has been deferred, shall be withheld and delivered to the Participant on the Benefit Distribution Date designated by the Participant.

3.4	Election to Defer; Effect of Election Form.

(a)
First Plan Year. A Director who first becomes eligible to participate in the Plan on or after the beginning of a Plan Year, as determined in accordance with Treas. Reg. §1.409A-2(a)(7)(ii) and the “plan aggregation” rules provided in Treas. Reg. §1.409A-1(c)(2), may be permitted to make an election to defer the portion of the Director Fees (but not the Annual Equity Grant) attributable to services to be performed after such election, provided that the Participant submits an Election Form on or before the deadline established by the Committee, which in no event shall be later than 30 days after the Participant first becomes eligible to participate in the Plan. Any deferral election made in accordance with this Section 3.4(a) shall become irrevocable no later than the 30th day after the date the Director becomes eligible to participate in the Plan.

(b)
Subsequent Plan Years. For each succeeding Plan Year, the Participant’s prior election shall remain in effect unless the Participant makes a subsequent irrevocable deferral election for such succeeding Plan Year, by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the December 31 preceding the Plan Year for which the election is made. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be the same amount as elected for the immediately prior Plan Year.

3.5
Withholding and Crediting of Annual Deferral Amounts. For each Plan Year, (a) the Director Fees portion of the Annual Deferral Amount shall be withheld at the time the Director Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself, and (b) the Annual Equity Grant portion of the Annual Deferral Amount shall be withheld at the time such Annual Equity Grant is made by the Company to the Participant, provided that, the Shares underlying the portion of such Annual Equity Grant shall be withheld at the time the Restricted Stock Units underlying the Annual Equity Grant become vested. Annual Deferral Amounts shall be credited to a Participant’s Deferral Account at the time such amounts would otherwise have been paid to the Participant.

3.6
Vesting. A Participant shall at all times be 100% vested in his or her Deferral Account; provided that, the portion of the Deferral Account that relates to any Annual Equity Grant that has been deferred shall be subject to the vesting conditions otherwise applicable to such Annual Equity Grant.

3.7
Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, with respect to a Participant’s Account Balance relating to the deferred Director Fees (but not the Annual Equity Grant), amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

(a)
Measurement Funds. The Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds or such other financial measures as selected by the Committee in its sole discretion (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the first calendar quarter that begins at least 30 days after the day on which the Committee gives Participants advance written notice of such change.

(b)
Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.4(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.7(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee, in its sole discretion. The Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, all investments hereunder shall be considered assets of the Company, and the Participant shall remain subject to all applicable provisions of the Plan, including, without limitation, Sections 13.4 and 14.2 below. Each Participant, as a condition to his or her participation in the Plan, agrees to indemnify and hold harmless the Committee, the Company, and each Employer, and their representatives, delegates and agents, from and against any investment losses or other damages of any kind relating to the deemed investment of the Participant’s Account Balance under the Plan. No assurances are provided by any person or entity that any investment results of any Measurement Fund will be favorable and, as with most investments, there is a risk of loss.

(c)
Proportionate Allocation. In making any election described in Section 3.7(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

(d)
Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined by the Committee, in its sole discretion on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

(e)
No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee, in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

ARTICLE 4
In-Service Scheduled Distribution

4.1
In-Service Scheduled Distribution. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive an In-Service Scheduled Distribution from the Plan with respect to all or a portion of the Annual Deferral Amount. The In-Service Scheduled Distribution shall be a lump sum payment of cash and/or Shares (if an Annual Equity Grant has been deferred) in an amount (and/or number of Shares) that is equal to the portion of the Annual Deferral Amount that the Participant elected to have distributed as an In-Service Scheduled Distribution, plus amounts credited or debited in the manner provided in Section 3.7 above to that amount, calculated as of the close of business on or around the Benefit Distribution Date designated by the Participant in accordance with this Section 4.1 (a “Scheduled Distribution”). The Benefit Distribution Date for an amount subject to an In-Service Scheduled Distribution election shall be the first day of any Plan Year designated by the Participant, which may be no sooner than 3 Plan Years after the end of the Plan Year in which the Annual Deferral Amount is actually deferred. The Participant may elect different Benefit Distribution Dates for Deferred Fees and Annual Equity Grants deferred with respect to different Plan Years. Subject to the other terms and conditions of this Plan, each In-Service Scheduled Distribution elected shall be paid out during a 60-day period commencing immediately after the Benefit Distribution Date. By way of example, if an In-Service Scheduled Distribution is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2019, the earliest Benefit Distribution Date that may be designated by a Participant would be January 1, 2023, and the In-Service Scheduled Distribution would be paid out during the 60-day period commencing immediately after such Benefit Distribution Date.

4.2
Other Benefits Take Precedence Over In-Service Scheduled Distributions. Should an event occur prior to any Benefit Distribution Date designated for a Scheduled Distribution that triggers a benefit under Articles 5, 6, or 7, any Annual Deferral Amount, plus amounts credited or debited thereon, that are subject to an In-Service Scheduled Distribution election under Section 4.1 above shall not be paid in accordance with Section 4.1 above, but shall be paid in accordance with the other applicable Article.

4.3	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.

(a)
If the Participant experiences an Unforeseeable Financial Emergency prior to the occurrence of a distribution event under Articles 5, 6, or 7, the Participant may petition the Committee to suspend deferrals of Director Fees required to be made by such Participant, to the extent deemed necessary by the Committee to satisfy the Unforeseeable Financial Emergency. If suspension of deferrals is not sufficient to satisfy the Participant’s Unforeseeable Financial Emergency, the Participant may further petition the Committee to receive a partial or full payout from the Plan. The Participant shall only receive a payout from the Plan to the extent such payout is deemed necessary by the Committee to satisfy the Participant’s Unforeseeable Financial Emergency.

(b)
The payout shall not exceed the lesser of (i) the Participant's vested Account Balance, calculated as of the close of business on or around the Benefit Distribution Date for such payout, as determined by the Committee in accordance with the provisions set forth below, or (ii) the amount reasonably needed to satisfy the Unforeseeable Financial Emergency, plus amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution.

(c)
If the Committee, in its sole discretion, approves a Participant’s petition for suspension, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval. If the Committee, in its sole discretion, approves a Participant’s petition for suspension and payout, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval and the Participant’s Benefit Distribution Date for such payout shall be the date on which such Committee approval occurs, and such payout shall be distributed to the Participant in a lump sum no later than 60 days after such Benefit Distribution Date.

ARTICLE 5
Termination Benefit

5.1
Termination Benefit. A Participant who experiences a Separation from Service shall receive, as a Termination Benefit, his or her vested Account Balance in either a lump sum payment of cash and/or Shares (if an Annual Equity Grant has been deferred) or annual installment payments of cash and/or Shares (if applicable), as elected by the Participant in accordance with Section 5.2. A Participant’s Termination Benefit shall be calculated as of the close of business on or around the applicable Benefit Distribution Date for such benefit. The Benefit Distribution Date shall be (i) the first day after the end of the six-month period immediately following the date on which the Participant experiences a Separation from Service, if the Participant is a Specified Employee, and (ii) for all other Participants, the date on which the Participant experiences a Separation from Service; provided, however, if a Participant changes the form of distribution for the Termination Benefit in accordance with Section 5.2(b), the Benefit Distribution Date for the Termination Benefit shall be determined in accordance with Section 5.2(b). Notwithstanding the foregoing and notwithstanding anything an Election Form to the contrary, if a Participant experiences a Separation from Service prior to the completion of 5 Years of Service with the Company, then such Participant’s Termination Benefit shall be paid in a lump sum on the Benefit Distribution Date, without regard to any change in form of distribution made in accordance with Section 5.2(b).

5.2	Payment of Termination Benefit.

(a)
A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Termination Benefit upon Separation from Service in a lump sum payment of cash and/or Shares (if an Annual Equity Grant has been deferred) or pursuant to an Annual Installment Method of up to 15 years. If a Participant does not make any election with respect to the payment of the Termination Benefit, then such benefit shall be payable in a lump sum.

(b)	A Participant may change the form of payment for the Termination Benefit by submitting an Election Form to the Committee in accordance with the following criteria:

(i)	The election shall not take effect until at least 12 months after the date on which the election is made;

(ii)
The new Benefit Distribution Date for the Participant’s Termination Benefit upon Separation from Service shall be 5 years after the Benefit Distribution Date that would otherwise have been applicable to such benefit; and

(iii)	The election must be made at least 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to the Participant’s Termination Benefit upon Separation from Service.
For purposes of applying the provisions of this Section 5.2(b), a Participant’s election to change the form of payment for the Termination Benefit upon Separation from Service shall not be considered to be made until the date on which the election becomes irrevocable. Such an election shall become irrevocable no later than the date that is 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to the Participant’s Termination Benefit upon Separation from Service. Subject to the requirements of this Section 5.2(b), the Election Form most recently accepted by the Committee that has become effective shall govern the form of payout of the Participant’s Termination Benefit.

(c)
The lump sum payment shall be made, or installment payments shall commence, in cash and/or Shares (as applicable), no later than 60 days after the Participant’s Benefit Distribution Date. Remaining installments, if any, shall be paid no later than 60 days after each anniversary of the Participant’s Benefit Distribution Date.

(d)
Notwithstanding anything to the contrary contained herein, the Company may distribute a Participant’s Account Balance if, at any time after such Participant’s Separation from Service, the Account Balance does not exceed the limit in Code section 402(g)(1)(B) and such distribution would result in the termination of the Participant’s entire interest in the Plan as provided under Code section 409A.

ARTICLE 6
Disability Waiver and Benefit

6.1
Disability Benefit. A Participant who experiences a Disability, shall receive, as a Disability Benefit his or her vested Account Balance, calculated as of the close of business on or around the Benefit Distribution Date for such benefit. The Benefit Distribution Date shall be the date that the Committee determines that such Participant is Disabled within the meaning of Section 1.18; provided, however, if the Participant experienced a Separation from Service prior to the date he or she was Disabled, then the Benefit Distribution Date shall be determined in accordance with Section 5.1 above, as applicable (and the Participant shall receive a Termination Benefit and not a Disability Benefit). A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Disability Benefit in a lump sum payment of cash and/or Shares (if an Annual Equity Grant has been deferred) or pursuant to an Annual Installment Method of up to 15 years. If a Participant does not make any election with respect to the payment of the Disability Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the Disabled Participant’s Benefit Distribution Date, and any remaining installments, if any, shall be paid no later than 60 days after each anniversary of the Disabled Participant’s Benefit Distribution Date.

6.2
Deferral Following Disability. If a Participant returns to service as a Director after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.4(b) above.

ARTICLE 7
Survivor Benefit

7.1
Survivor Benefit. In the event of a Participant’s death prior to the complete distribution of his or her vested Account Balance, the Participant's Beneficiary(ies) shall receive a Survivor Benefit which will be equal to the Participant's unpaid vested Account Balance, calculated as of the close of business on or around the Benefit Distribution Date for such benefit. The Benefit Distribution Date shall be the date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death.

7.2
Payment of Survivor Benefit. The Survivor Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum payment of cash and/or Shares (if an Annual Equity Grant has been deferred) no later than 60 days after the Participant’s Benefit Distribution Date.

ARTICLE 8
Beneficiary Designation

8.1
Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company or any Employer in which the Participant participates.

8.2
Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, spousal consent in writing to the designation of a different Beneficiary is required to be provided in a form designated by the Committee, executed by such Participant's spouse and returned to the Committee. A Beneficiary designation that has received spousal consent cannot be changed without spousal consent. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

8.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

8.4
No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 8.1, 8.2 and 8.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

8.5
Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to either (i) cause the Company to withhold such payments until this matter is resolved to the Committee's satisfaction or (ii) direct that the amount be paid into any court of competent jurisdiction in an interpleader action, and such payment shall be a full and complete discharge of any liability or obligation under the Plan or Trust Agreement to the full extent of such payment.

8.6
Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company (and all Employers) and the Committee from all further obligations under this Plan with respect to the Participant.

ARTICLE 9
Termination, Amendment or Modification

9.1
Termination. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to discontinue its sponsorship of the Plan and the Company reserves the right to terminate the Plan at any time with respect to any or all of its participating Directors, by action of its Board. However, after the Plan termination the Account Balances of such Participants shall continue to be credited with Annual Deferral Amounts attributable to a deferral election that was in effect prior to the Plan termination to the extent deemed necessary to comply with Code section 409A and related Treasury Regulations, and additional amounts shall continue to credited or debited to such Participants’ Account Balances pursuant to Section 3.7. The Measurement Funds available to Participants following the termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Plan termination is effective. In addition, following a Plan termination, Participant Account Balances shall remain in the Plan and shall not be distributed until such amounts become eligible for distribution in accordance with the other applicable provisions of the Plan. Notwithstanding the preceding sentence, to the extent permitted by Treas. Reg. §1.409A-3(j)(4)(ix), the Company may provide that upon termination of the Plan, all Account Balances of the Participants shall be distributed, subject to and in accordance with any rules established by the Company deemed necessary to comply with the applicable requirements and limitations of Treas. Reg. §1.409A-3(j)(4)(ix).

9.2
Amendment. The Company may, at any time, amend or modify the Plan in whole or in part by the action of its Board; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, and (ii) no amendment or modification of this Section 9.2 or Section 10.3 below shall be effective. Notwithstanding the foregoing provisions of this Section 9.2, by written instrument, the Plan may be amended by the Company at any time prior to a Change in Control to conform the Plan to the provisions and requirements of any applicable law. No such amendment described in the immediately preceding sentence shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

9.3
Effect of Payment. The full payment of the Participant’s vested Account Balance under Articles 4, 5, 6, or 7 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan shall terminate.

ARTICLE 10
Administration

10.1
Committee Duties. Except as otherwise provided in this Article 10, this Plan shall be administered by a Committee, which shall consist of the Board of the Company, or such committee as the Board of the Company shall appoint. The Board of the Company may remove or replace any member of a committee appointed by the Board of the Company at any time in its sole discretion. Members of the Committee may be Participants under this Plan. Any individual serving on the Committee who is a Participant shall abstain from any discussion and vote, and shall not otherwise act on any matter relating directly to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company. The members of the Committee shall not receive any special compensation for serving in their capacities as members of the Committee, but shall be reimbursed by the Company for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Committee or any member thereof.

10.2
Administration of the Plan. The Committee shall operate, administer, interpret, construe, and construct the Plan, including without limitation, the sole discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions as may arise in connection with the Plan, including correcting any defect, supplying any omission, or reconciling any inconsistency. The Committee shall have all powers necessary or appropriate to implement and administer the terms and provisions of the Plan, including the power to make findings of fact.

10.3
Administration Upon Change In Control. For purposes of this Plan, the Committee shall be the “Administrator” at all times prior to the occurrence of a Change in Control Within 120 days following a Change in Control, an independent third party “Administrator” may be selected by the individual who, immediately prior to the Change in Control, was the Company’s Chairman of the Board or, if not so identified, the Chairman of the Board’s Nominating and Governance Committee (the “Ex-Director”), and approved by the Trustee. The Committee, as constituted prior to the Change in Control, shall continue to be the Administrator until the earlier of (i) the date on which such independent third party is selected and approved, or (ii) the expiration of the 120-day period following the Change in Control. If an independent third party is not selected within 120 days of such Change in Control, the Committee, as described in Section 10.1 above, shall be the Administrator. The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the Disability, death or Separation from Service of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-Director. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

10.4
Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative).

10.5
Binding Effect of Decisions. The determination of the Committee as to the proper interpretation, construction, or application of any term or provision in the Plan and the rules and regulations promulgated hereunder shall be final, binding, and conclusive with respect to all interested parties.

10.6
Indemnity of Committee. To the full extent permitted by applicable law, the Company and each Employer shall individually and collectively indemnify and hold harmless each past, present, and future member of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, judgments, settlements, costs, expenses or liabilities (and all actions in respect thereof and any legal or other costs and expenses in giving testimony or furnishing documents in response to a subpoena or otherwise) arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct by the Committee, any of its members, any such Employee or the Administrator, including the cost of investigating, preparing, or defending any pending, threatened or anticipated possible action, claim, suit or other proceeding, whether or not in connection with litigation in which the Committee, such Employee, or the Administrator is a party. The foregoing right of indemnification shall inure to the benefit of the successors and assigns, and the heirs, executors, administrators and personal representatives of the Committee, any such Employee, and the Administrator, and shall be in addition to all other rights to which the Committee, any such Employee, and the Administrator may be entitled as a matter of law, contract, or otherwise. The amount of indemnification during a calendar year shall not affect the fees and expenses eligible for reimbursement in any other calendar year. Indemnification shall be made on or before the last day of the calendar year following the calendar year in which the amounts or liabilities subject to such indemnification were incurred.

10.7
Company Information. To enable the Committee and/or Administrator to perform its functions, the Company shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Disability, death or Separation from Service of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

10.8
Reliance Upon Information. No member of the Committee shall be liable for any decision, action, omission, or mistake in judgment in connection with the administration of the Plan, provided that he acted in good faith. Without limiting the generality of the foregoing sentence, any decision or action taken by the Committee in reasonable reliance upon information supplied to it by the Board, the Company, any Employer, legal counsel, or the Company’s independent accountants shall be deemed to have been taken in good faith. The Committee may from time to time consult with counsel who may be counsel to the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action, proceeding or question of law, and shall not be held liable with respect to any action taken or omitted, in good faith, pursuant to the advice of such counsel.

ARTICLE 11
Other Benefits and Agreements

11.1
Coordination with Other Benefits. The benefits provided for a Participant and a Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for Directors of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 12
Claims Procedures

12.1
Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

12.2
Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, but no later than 90 days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)	that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

(b)
that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 12.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action following an adverse benefit determination on review.

12.3
Review of a Denied Claim. On or before 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative), if he or she disagrees with the claim denial, must file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant's duly authorized representative):

(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

12.4
Decision on Review. The Committee shall render its decision on review promptly, and no later than 60 days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)
a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action.

12.5
Legal Action. A Claimant's compliance with the foregoing provisions of this Article 12 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 13
Trust

13.1
Establishment of the Trust. In order to provide assets from which to fulfill the obligations of the Participants and their beneficiaries under the Plan, the Company intends, pursuant to formal action by the Committee, to establish a trust by a trust agreement with a third party, the Trustee, to which the Company may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan; provided, however, in the event of a Change in Control the Company must contribute sufficient assets to any such Trust equal to the aggregate value of all Account Balances determined as of the date of the Change in Control.

13.2
Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.

13.3
Distributions From the Trust. The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under this Plan.

13.4
Participants’ Rights under the Trust. The assets of the Trust shall be held for the benefit of the Participants in accordance with the terms of the Plan and Trust Agreement. All the assets of the Trust shall remain subject to the claims of the general unsecured creditors of the Company, and the rights of the Participants to the assets of the Trust shall be limited as provided in the Plan and Trust Agreement in the event that the Company becomes Insolvent.

ARTICLE 14
Miscellaneous

14.1
Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code section 401(a) and is exempt from the requirements of Title I of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be administered and interpreted (a) to the extent possible in a manner consistent with the intent described in the preceding sentence, and (b) in accordance with Code section 409A the Final Regulations thereunder and other related Treasury guidance.

14.2	Limitation of Rights. Nothing in this Plan shall be construed to:

(a)
Give a Participant any rights, other than as an unsecured general creditor of the Company with respect to any amount credited to his or her Account, until such amount is actually distributed to him or her;

(b)	Limit in any way the right of the Company to terminate a Participant’s service;

(c)	Give a Participant or any other person any interest in any fund, reserve or any specific asset of the Company or any entity under common ownership or control with the Company; or

(d)	Create a fiduciary relationship between the Participant and the Company.

14.3
Nonalienation of Benefits.    No right or benefit under this Plan shall be subject to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge, or any other legal or equitable process, and any attempt to do so will be void and without effect. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, engagements, or torts of the Participant or Beneficiary entitled to such benefits. The recovery under the Plan of overpayments of benefits previously made to a Participant; the transfer of benefit rights from the Plan to another plan; or the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation), shall not be construed as an assignment or alienation for purposes of the immediately preceding paragraph. The first sentence of this Section 14.3 shall not preclude (a) the Participant from designating a Beneficiary to receive any benefit payable hereunder upon his or her death, or (b) the executors, administrators, or other legal representatives of the Participant or his or her estate from assigning any rights hereunder to the person or persons entitled thereto. In the event that any Participant’s or Beneficiary’s benefits hereunder are garnished or attached by order of any court, the Company or the Trustee may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of such action, any benefits that become payable shall be held as credits to the Participant’s Account or, if the Company prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of such action.

14.4
Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company's assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

14.5
Waiver. No term or condition of this Plan shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Plan, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived. Any waiver by any party hereto of a breach of any provision of the Plan by any other party shall not operate or be construed as a waiver by such party of any subsequent breach thereof.

14.6
Company’s Liability. The Company’s liability for the payment of benefits shall be defined only by the Plan. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

14.7
Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

14.8
Not a Contract of Service. The terms and conditions of this Plan shall not be deemed to constitute a contract of service between the Company and the Participant. Such service relationship can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company, or to interfere with the right of the Company to discipline or discharge the Participant at any time.

14.9
Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

14.10
Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

14.11	Captions. Headings and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

14.12
Governing Law. The provisions of this Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws, rule or principle of Texas law that might refer the governance, construction, or interpretation of this Plan to the laws of another state). A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Related Company of the Company or any stockholder or existing or former director, officer or Employee of the Company or any Related Company of the Company. The individuals and entities described above in this Section 14.12 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 14.12.

14.13
Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Blucora, Inc.
Attn: General Counsel
6333 North State Highway 161, 4th Floor Irving, Texas 75038

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

14.14	Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

14.15
Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of interstate succession.

14.16
Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

14.17
Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

14.18
Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant’s benefits under the Plan to that spouse or former spouse.

14.19	Distribution in the Event of Income Inclusion Under Code Section 409A or Other Taxation.

(a)
Code Section 409A. If any portion of a Participant’s Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to comply with the requirements of Code section 409A and related Treasury Regulations, the Committee may determine that such Participant shall receive a distribution from the Plan in an amount equal to the lesser of (i) the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to comply with the requirements of Code section 409A and related Treasury Regulations, or (ii) the unpaid Account Balance.

(b)
Trust. If the Trust terminates in accordance with its terms and benefits are distributed from the Trust to a Participant in accordance therewith, the Participant's benefits under this Plan shall be reduced to the extent of such distributions; provided, however, that such distributions may not occur, if they otherwise would violate Code section 409A and the related Treasury Regulations.

14.20
Insurance. The Company, on its own behalf or on behalf of the Trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Company or the Trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

14.21
Legal Fees To Enforce Rights After Change in Control. The Company is aware that upon the occurrence of a Change in Control, the Board of the Company (which might then be composed of new members) or a stockholder of the Company, or of any Successor Company might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company or any Successor Company has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company irrevocably authorizes such Participant to retain counsel of his or her choice at the expense of the Company to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, or any director, officer, stockholder or other person affiliated with the Company or any successor thereto in any jurisdiction. The amount of fees and expenses eligible for reimbursement during a calendar year shall not affect the fees and expenses eligible for reimbursement in any other calendar year. Reimbursement of eligible fees and expenses shall be made on or before the last day of the calendar year following the calendar year in which the fees or expenses were incurred.

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Blucora Director Tax-Smart Deferral Plan

IN WITNESS WHEREOF, the Company has signed this Plan document as of December 13, 2018, to be effective as of the Effective Date.
Company

Blucora, Inc.,
a Delaware corporation

By:/s/ John S. Clendening
Name: John S. Clendening
Title: President and CEO

4845-6968-8192 v.3

    Signature Page to the Blucora Director Tax-Smart Deferral Plan